UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       September 18, 2009

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

West Bancorporation, Inc. (the “Company”) and its former Chief Executive Officer Thomas E. Stanberry entered into a Separation Agreement and Release (the “Agreement”) on September 18, 2009.  The Agreement provides that if at any time before July 15, 2012, the controlling law for the Treasury’s TARP program is interpreted or changed so the Company may in the future pay Mr. Stanberry all or any part of a Severance Payment as defined in his May 23, 2008, Employment Agreement (“Employment Agreement”), then the Company shall make the payment.  The Agreement provides further that it shall not be interpreted as creating a deferral, a future entitlement, or a future reinstatement of a prohibited payment.  Rather, the intent is to allow a Severance Payment only if future controlling authority retroactively authorizes payment.  The contingent Severance Payment would be $750,000 plus family health insurance premiums for one year.  The Agreement also contains the Company’s waiver of Mr. Stanberry’s covenant not to compete.  The Agreement provides that Mr. Stanberry may engage in the businesses in which the Company was engaged during the term of the Employment Agreement or provide services, such as consulting or legal services, to any entity engaged in those businesses.  If Mr. Stanberry takes advantage of the covenant waiver, all Company obligations concerning the contingent Severance Payment described above are released.  The confidentiality, non-solicitation, and non-tampering provisions of the Employment Agreement remain in effect.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

September 18, 2009	By:	Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer